UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
_________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 4, 2021

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	552676108	New York Stock Exchange
6% Senior Notes due January 2043	552676AQ1	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Compensatory Arrangements of Certain Officers

On February 4, 2021, the Compensation Committee (the "Committee") of M.D.C. Holdings, Inc. (the “Company”) took the actions described below with respect to compensation of the executive officers of the Company.

Executive Bonus for 2020 – Messrs. Mizel and Mandarich

Two of the Company’s executive officers, Larry A. Mizel, Executive Chairman, and David D. Mandarich, Chief Executive Officer, are eligible for awards under the Company’s 2018 Executive Officer Performance-Based Compensation Plan (as amended, the “2018 Performance-Based Plan”). The bonus payment that could be earned for 2020 under the 2018 Performance-Based Plan was subject to a $6.0 million dollar cap established by the Committee. In addition, any bonus earned in excess of $4.0 million would be paid in restricted stock.

The Committee determined, based on the 2020 goal under the 2018 Performance-Based Plan, that each executive earned a cash bonus of $4.0 million and a restricted stock award of $2.0 million valued as of the date of the Committee’s action. The restricted stock will vest equally over three years, starting with the first anniversary of the date of the Committee’s action. The restricted stock award is evidenced by the form of Restricted Stock Agreement filed as Exhibit 10.30 with the Company’s Annual Report on Form 10-K dated December 31, 2020.

Executive Bonus for 2020 – Mr. Martin and Ms. Givens

The Committee determined that the Chief Financial Officer, Robert N. Martin, was entitled to an annual bonus for 2020 of a percentage of base pay based on his performance regarding Key Performance Indicators (“KPIs”) established for his position. Based on its evaluation of performance relative to the established KPIs, the Committee awarded Mr. Martin a performance bonus of $1,000,000.

The Compensation Committee also awarded Mr. Martin $500,000 in restricted stock, valued as of the date of the Committee’s action. The restricted stock will vest equally over three years, starting with the first anniversary of the date of the Committee’s action. The restricted stock award is evidenced by the form of Restricted Stock Agreement filed as Exhibit 10.3 with the Company’s Quarterly Report on Form 10-Q dated March 31, 2019.

The Committee also determined that the Company’s General Counsel, Rebecca B. Givens, was entitled to an annual bonus for 2020 of $200,000 based on its evaluation of her performance following her having joined the Company on July 15, 2020.

The Compensation Committee also awarded Ms. Givens $100,000 in restricted stock, valued as of the date of the Committee’s action. The restricted stock will vest equally over three years, starting with the first anniversary of the date of the Committee’s action. The restricted stock award is evidenced by the form of Restricted Stock Agreement filed as Exhibit 10.3 with the Company’s Quarterly Report on Form 10-Q dated March 31, 2019.

CFO Base Salary

The Compensation Committee determined that Mr. Martin’s base salary would increase to $850,000 annually.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data file (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
_________________________________

M.D.C. HOLDINGS, INC.

Dated:	February 5, 2021	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

3